Exhibit (h)(3)(mm)

AMENDMENT TO THE

EXPENSE LIMITATION AGREEMENT III

THIS AMENDMENT TO THE EXPENSE LIMITATION AGREEMENT III (the “Amendment”) effective as of August 1, 2016, between Pacific Funds Series Trust (the “Trust”), a Delaware statutory trust, on behalf of the Funds designated on the attached schedules hereto, and Pacific Life Fund Advisors LLC (“Adviser”), a Delaware limited liability company.

WHEREAS, the Trust and Adviser are parties to a certain Expense Limitation Agreement III dated December 19, 2011, as amended from time to time (the “Agreement”);

WHEREAS, the Trust and Adviser desire to amend the Agreement upon the following terms and conditions.

NOW THEREFORE, in consideration of the renewal of promises and mutual covenants contained in the Agreement and the good and fair consideration, the receipt and sufficiency of which are hereby acknowledged, the Trust and Adviser hereby agree as follows:

1)

Schedules A, B, C and D to the Agreement are hereby deleted in their entirety and replaced with the Schedules A, B, C and D attached hereto, with each schedule effective as of the date noted on each schedule.

2)

Except as expressly supplemented, amended or consented to hereby, all of the representations, terms, covenants and conditions of the Agreement shall remain unchanged and shall continue in full force and effect.

3)	Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

[Remainder of page intentionally left blank, with signature page to immediately follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers designated below on the day and year first above written.

PACIFIC FUNDS SERIES TRUST

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: Senior Vice President	Title: VP & Assistant Secretary

PACIFIC LIFE FUND ADVISORS LLC

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: SVP, Fund Advisor Operations	Title: VP & Assistant Secretary

SCHEDULE A

to the PACIFIC FUNDS SERIES TRUST

EXPENSE LIMITATION AGREEMENT III

FOR: Portfolio Optimization Funds1

Operating Expense Limits for Class A, Class B, Class C, Class R and Advisor Class Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate

  Pacific Funds Portfolio Optimization Conservative

  Pacific Funds Portfolio Optimization Moderate-Conservative

  Pacific Funds Portfolio Optimization Moderate

  Pacific Funds Portfolio Optimization Growth

  Pacific Funds Portfolio Optimization Aggressive-Growth

0.15% through July 31, 2017 0.30% from August 1, 2017 through July 31, 2023

Effective:  August 1, 2016

1 Pacific Funds Portfolio Optimization Conservative, Pacific Funds Portfolio Optimization Moderate-Conservative, Pacific Funds Portfolio Optimization Moderate, Pacific Funds Portfolio Optimization Growth, and Pacific Funds Portfolio Optimization Aggressive-Growth are, together, the “Portfolio Optimization Funds.”

A-1

SCHEDULE B

to the PACIFIC FUNDS SERIES TRUST

EXPENSE LIMITATION AGREEMENT III

FOR: PF Fixed Income Funds2 and Pacific Funds Diversified Alternatives

I.          Operating Expense Limits for Class A, Class C and Advisor Class Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Core Income Pacific Funds Floating Rate Income Pacific Funds High Income Pacific Funds Short Duration Income Pacific Funds Strategic Income Pacific Funds Limited Duration High Income	0.20% through July 31, 2017
Pacific Funds Diversified Alternatives	0.40% through July 31, 2017

II.          Operating Expense Limits for Class I Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Core Income Pacific Funds Floating Rate Income Pacific Funds High Income Pacific Funds Short Duration Income Pacific Funds Strategic Income Pacific Funds Limited Duration High Income	0.15% through July 31, 2017

Effective: August 1, 2016

2 Pacific Funds Core Income, Pacific Funds Floating Rate Income, Pacific Funds High Income, Pacific Funds Short Duration Income, Pacific Funds Strategic Income and Pacific Funds Limited Duration High Income are, together, the “PF Fixed Income Funds.” The expense caps for Class P shares of the PF Fixed Income Funds that are offered as Underlying Funds are stated in Schedule D to this Agreement.

B-1

SCHEDULE C

to the PACIFIC FUNDS SERIES TRUST

EXPENSE LIMITATION AGREEMENT III

FOR: PF U.S. Equity Funds3

I.          Operating Expense Limits for Class A, Class C and Advisor Class Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Large-Cap Pacific Funds Large-Cap Value Pacific Funds Small/Mid-Cap Pacific Funds Small-Cap Pacific Funds Small-Cap Value Pacific Funds Small-Cap Growth	0.20% through January 10, 2019

II.          Operating Expense Limits for Investor Class Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Large-Cap Pacific Funds Large-Cap Value	0.20% through January 10, 2019
Pacific Funds Small/Mid-Cap Pacific Funds Small-Cap Pacific Funds Small-Cap Value	0.25% through January 10, 2019
Pacific Funds Small-Cap Growth	0.15% through January 10, 2019

III.          Operating Expense Limits for Institutional Class Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds Large-Cap Pacific Funds Large-Cap Value	0.10% through January 10, 2019
Pacific Funds Small/Mid-Cap Pacific Funds Small-Cap Pacific Funds Small-Cap Value	0.15% through January 10, 2019
Pacific Funds Small-Cap Growth	0.05% through January 10, 2019

Effective: January 11, 2016

3 Pacific Funds Large-Cap, Pacific Funds Large-Cap Value, Pacific Funds Small/Mid-Cap, Pacific Funds Small-Cap, Pacific Funds Small-Cap Value and Pacific Funds Small-Cap Growth are, together, the “PF U.S. Equity Funds.” The expense caps for Class P shares of the PF U.S. Equity Funds that are offered as Underlying Funds are stated in Schedule D to this Agreement.

C-1

SCHEDULE D

to the PACIFIC FUNDS SERIES TRUST

EXPENSE LIMITATION AGREEMENT III

FOR: Class P Underlying Funds

Operating Expense Limits for Class P Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund	Contractual Rate
Pacific Funds High Income Pacific Funds Floating Rate Income Pacific Funds Core Income	0.20% through July 31, 2017

  PF Floating Rate Loan Fund

  PF Inflation Managed Fund

  PF Managed Bond Fund

  PF Short Duration Bond Fund

  PF Emerging Markets Debt Fund

  PF Comstock Fund

  PF Growth Fund

  PF Large-Cap Growth Fund

  PF Large-Cap Value Fund

  PF Main Street Core Fund

  PF Mid-Cap Equity Fund

  PF Mid-Cap Growth Fund

  PF Small-Cap Growth Fund

  PF Small-Cap Value Fund

  PF Real Estate Fund

  PF Emerging Markets Fund

  PF International Large-Cap Fund

  PF International Value Fund

0.15% through July 31, 2017 0.30% from August 1, 2017 through July 31, 2022
PF Currency Strategies Fund PF Global Absolute Return Fund PF International Small-Cap Fund PF Mid-Cap Value Fund	0.25% through July 31, 2017
Pacific Funds Large-Cap Pacific Funds Large-Cap Value Pacific Funds Small/Mid-Cap Pacific Funds Small-Cap Pacific Funds Small-Cap Value Pacific Funds Small-Cap Growth	0.20% through January 10, 2019

Effective: August 1, 2016

D-1